EXHIBIT 1.1





                               _____________, 2004





                            PLACEMENT AGENT AGREEMENT

Gentlemen:

         Mac Filmworks, Inc., a Delaware corporation ("Company"), hereby confirms its agreement with _______________________, a broker-dealer registered pursuant to the Securities Exchange Act of 1934, as amended, and applicable state law (the "Placement Agent"), as follows:

                                   SECTION 1.
                            Description of Securities

         The Company proposes to offer and sell up to 250,000 Units ("Units") at a price of $1.00 per Unit on terms as hereinafter set forth (the "Offering"). Each Unit consisting of the following:

o        one share of the Company's common stock, $.001 par value ("Common Stock");
o        one Class A warrant to purchase one share of Common Stock at $2.00 per share;

o        one Class B warrant to purchase one share of Common Stock at $3.00 per share;

o        one Class C warrant to purchase one share of Common Stock at $4.00 per share;

o        one Class D warrant to purchase one share of Common Stock at $5.00 per share;

o        one Class E warrant to purchase one share of Common Stock at $6.00 per share;

o        one Class F warrant to purchase one share of Common Stock at $7.00 per share; and

o        one Class G warrant to purchase one share of Common Stock at $8.00 per share.

Each warrant expiring three years from the date of the Registration Statement (as hereinafter defined).


                                   SECTION 2.
                           Description of the Offering

         All funds received from subscribers in the Offering will be held in escrow by HIBERNIA NATIONAL BANK ("Escrow Agent"), pursuant to an agreement among the Placement Agent, the Company and the Escrow Agent ("Escrow Agreement").

         The Company will determine, in its sole discretion, to accept or reject subscriptions for Units within five days following receipt thereof. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the Escrow Agent, without interest thereon or deduction therefrom, pursuant to the terms of the Escrow Agreement.

         In the event that at least 100,000 Units have not been sold within 120 days from the initial effective date of the Registration Statement (as hereinafter defined) under the Securities Act of 1933, as amended ("Securities Act"), the Offering will terminate and all funds received from subscribers will be promptly returned in full by the Escrow Agent directly to subscribers, without interest thereon or deduction therefrom, as provided in the Escrow Agreement. Provided that at least 100,000 Units are sold within the foregoing period, the Company may continue to offer the Units for sale until (i) 250,000 Units are sold or (ii) six months from the effective date of the offering, whichever first occurs; the Offering may be terminated at any time prior thereto at the discretion of the Company. The Company reserves the right to refuse to sell shares of Units to any person at any time.

         The Company, the Units and the Offering are more fully described in the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined). All terms used in this Agreement, unless specifically defined herein, shall have the meanings set forth in such Registration Statement and Prospectus.


                                   SECTION 3.
                  Representations and Warranties of the Company


         In order to induce the Placement Agent to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Placement Agent as follows:

         2.01 A registration statement on Form SB-2 (Registration File No. 333-70526) with respect to the Units has been carefully prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder, and has been filed with the Commission; the Company has so prepared and has filed or proposes to file prior to the effective date of such registration statement or subsequent to such effective date pursuant to Rule 430A under the Rules and Regulations, an amendment or amendments to such registration statement. There have been delivered to the Placement Agent and its counsel two signed copies of such registration statement, as initially filed with the Commission and each amendment thereto, together with two copies of each exhibit filed therewith, and eight conformed copies of such registration statement, as initially filed with the Commission and each amendment thereto (but without exhibits) and of each related preliminary prospectus ("Preliminary Prospectus") and of the proposed final form of prospectus. As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits, financial statements and schedules and documents incorporated therein by reference, as finally amended and revised at the time such registration statement becomes effective, including the information, if any, deemed to be a part thereof pursuant to Rule 430A of the Rules and Regulations, and the term "Prospectus" means the related prospectus in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to any Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents and information, if any, incorporated by reference therein. Any reference to any amendment or supplement to any Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act and incorporated therein by reference.

         2.02. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the full power and authority and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental and regulatory officials and bodies required to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business under the laws of (and is in good standing as such in) each jurisdiction in which it owns or leases property, has an office, or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a material adverse effect on the business, assets or financial condition of the Company, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         2.03. The Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity other than as identified in the Registration Statement.

         2.04. The Company is not in violation of its articles of incorporation and bylaws, or in default or breach under any court or administrative order or decree, or in default with respect to any provision of any lease, loan agreement, franchise, license, permit, agreement or other contractual obligation to which the Company is a party or by which the Company or any of its property is bound, and there does not exist any state of facts which constitutes an event of default or breach under such documents or which, upon notice or lapse of time or both, would constitute such an event of default or breach except those, if any, described in the Prospectus or such defaults or breaches which, individually or in the aggregate, are not, and with notice or lapse of time, or both, would not become, material to the Company. The Company is not in violation or breach of any law, order, rule, regulation, writ, injunction or decree of any governmental authority or instrumentality or any court, domestic or foreign, which violation would have a materially-adverse effect on its business as described in the Prospectus.

         2.05 The Company is not in default in the performance of any obligation, agreement or condition contained in any material debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's certificate of incorporation or bylaws, any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. No consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is required for the consummation of the transactions contemplated herein and in the Offering except such as may be required under the state securities laws and regulations (collectively, the "Blue Sky Laws").

         2.06. The Units and underlying securities have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable. No preemptive rights exist with respect to any of the Units and underlying securities or the issue and sale thereof. The Company's Common Stock conforms to the description thereof in the Offering.

         2.07. There is no action, suit or proceeding before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened which might result in judgments against the Company or any officer or director of the Company which could materially adversely affect the Company.

         2.08. The Company will apply the proceeds from the sale of the Units to the purposes set forth in the Offering.

         2.09. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action, and this Agreement is the valid, binding and legally enforceable obligation of the Company.

         2.10. The Offering contains any and all material information that is required to be stated therein by, and in all respects conforms to the requirements of, the Securities Act and the Rules and Regulations. Since the respective dates as of which information is given in the Offering, as it may be amended or supplemented, there has not been any material adverse change in or any development affecting the condition, financial or otherwise, of the earnings, assets, business affairs or prospects of the Company, and there has not been any material transaction entered into. The Company has no material contingent obligations which are not disclosed in the Offering.

         2.11. Neither the Securities and Exchange Commission ("Commission") nor any state securities or "blue sky" authorities has issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed fully in all material respects with the requirements of the Securities Act, the Rules and Regulations, and the Blue Sky Laws and, as of its date, has not included any untrue statement of a material fact or omitted to state a fact required to be stated therein or necessary to make the statements therein not misleading; when the Registration Statement becomes effective, and at all times subsequent thereto up to each Closing Date (as defined herein), the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all statements that are required to be stated therein in accordance with the Securities Act, the Rules and Regulations and the Blue Sky Laws and will in all material respects conform to the requirements of the Securities Act, the Rules and Regulations and the Blue Sky Laws, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for inclusion therein.

         2.12. There are no contracts or other documents, transactions or relationships of or by and between the Company or any of the respective officers or directors of the Company required to be described in the Registration Statement or filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations which have not been described or filed as required or incorporated by reference as permitted by the Securities Act and the Rules and Regulations.

         2.13. The financial statements and the related notes included in the Registration Statement, in any Preliminary Prospectus or in the Prospectus present fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles, except as otherwise stated therein. Malone & Bailey, P.L.L.C., who have audited certain financial statements as set forth in their report included in the Registration Statement and Prospectus and each Preliminary Prospectus, are independent accountants as required by the Securities Act and the Rules and Regulations.

         2.14. The Company has good and marketable title to all the property and assets reflected as owned by it in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever, except those, if any, reflected in the Prospectus, or which are not material to the Company and do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property; all properties held or used by the Company under leases, licenses, franchises or other agreements are held by it under valid, subsisting and enforceable leases, licenses, franchises or other agreements (subject to bankruptcy, reorganization, moratorium or similar laws affecting creditors' rights generally).

         2.15. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, and has no knowledge of any tax deficiency which has been asserted or threatened against the Company which would materially adversely affect its business, operations or property.


                                   SECTION 3.
             Representations and Warranties of the Placement Agent.

         The Placement Agent represents and warrants to an agrees with the Company that:

         3.01 The Placement Agent is a corporation duly organized, validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out Placement Agent's obligations hereunder.

         3.02. The Placement Agent is registered as a broker-dealer pursuant to the provisions of the Exchange Act, is a member of the National Association of Securities Dealers, Inc. ("NASD"), and is registered to the extent that registration is required with the appropriate government authorities in each jurisdiction in which it may offer and sell the Units. The Placement Agent agrees to maintain all of the foregoing registrations throughout the term of the Offering and agrees to comply with all statutes and other requirements applicable to it as a broker-dealer pursuant to those registrations. The Placement Agent is not subject to any consent decrees or other orders that would require disclosure pursuant to the Securities Act in the Offering or any supplement thereto.

         3.03. There is not now pending or, to the knowledge of the Placement Agent, threatened against the Placement Agent any action or proceeding of which the Placement Agent has been advised, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning the Placement Agent's activities as a broker or dealer, nor has the Placement Agent been named as a "cause" in any action or proceeding any of which may be expected to have a material adverse effect upon the Placement Agent's ability to act as agent to the Company as contemplated herein.

         3.04. In the event any action or proceeding of the type referred to in subparagraph 3.03 above shall be instituted or, to the knowledge of the Placement Agent, threatened against the Placement Agent at any time prior to the effective date hereunder, or in the event there shall be filed by or against the Placement Agent in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Placement Agent makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Placement Agent to terminate this Agreement without any liability to the Placement Agent of any kind.

         3.05. Prior to the date of the Offering, it has not made, directly or indirectly, any offers or sales of the Units.

         3.06. The Placement Agent will not make an offer to sell the Units to any offeree unless either before or at the same time it makes such offer, it delivers to the offeree the Offering.

         3.07. This Agreement (i) has been duly authorized, executed and delivered by the Placement Agent, (ii) constitutes its legal, valid and binding obligation, and (iii) subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally, is enforceable as to Placement Agent in accordance with its terms, specific performance hereof being limited by general principles of equity and the enforceability of the indemnification provisions hereof.

         3.08. The execution, delivery and performance of this Agreement by the Placement Agent and the consummation of the transactions contemplated hereby and by the Prospectus will not conflict with or result in a breach or violation by the Placement Agent of any of the terms or provisions of, or constitute a default in any material respect under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Placement Agent is a party or to which its property is subject, (ii) its articles of incorporation or bylaws or (iii) any statute, judgment, decree, order, rule or regulation applicable of any court or governmental agency or body having jurisdiction over the Placement Agent, its affiliates or property.

         3.09. The Placement Agent is, and at all times through the final Closing Date (as herein defined) shall remain, duly registered pursuant to the provisions of the Exchange Act as a broker-dealer; the Placement Agent is, and at all times through the final Closing Date shall remain, a member in good standing of the NASD; the Placement Agent will not allow discounts or pay commissions or other compensation for participation in the distribution of the Offering to any broker-dealer which is not a member of the NASD, including foreign broker-dealers registered under the Exchange Act; the Placement Agent shall act as an independent contractor, and nothing herein shall constitute the Placement Agent an employee of the Company.

         3.10. In connection with the offer, offer for sale and sale of the Units, the Placement Agent (and its representatives and agents) shall conform to and comply with (i) the provisions of the Conduct Rules of the NASD, (ii) applicable provisions of federal law, including without limitation the Securities Act, the Rules and Regulations and the Exchange Act, and (iii) the Blue Sky Laws applicable to the Offering, relating to, among other things, the period during which and conditions under which the Units may be offered, offered for sale and sold; the Placement Agent shall not distribute the Prospectus or otherwise commence the Offering without prior written confirmation from the Company or its counsel that the Offering may be commenced under applicable securities laws, rules and regulations.

         3.11. Pursuant to the appointment made in Section 4 hereof, the Placement Agent will use its best efforts to procure subscribers for Units will conduct the Offering in compliance with the provisions of the Securities Act, the Rules and Regulations, the Exchange Act, applicable Blue Sky Laws and the rules and regulations of the NASD.

                                   SECTION 4.
                       Purchase Sale and Delivery of Units

         On the basis of the covenants, representations, and warranties herein contained and subject to the terms and conditions herein set forth:

         4.01. The Company hereby appoints the Placement Agent as its exclusive agent to solicit subscriptions for the Units in accordance with the terms of the Registration Statement, the Prospectus and this Agreement; and the Placement Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to offer and sell the Units at the price of $1.00 per Unit; provided that the Company reserves the right to reject any prospective investor ("Investor") and no commission shall be payable to the Placement Agent in respect of any proposed sale to any rejected Investor. No other person will be or has been authorized to offer and sell the Units, except broker-dealers ("Assisting Brokers") who are members of the NASD, Inc. that have entered into a broker-dealer selling agreement with Placement Agent or the Company.

         4.02. Subject to the terms and conditions set forth herein, in consideration of the execution of this Agreement and performance of Placement Agent's obligations hereunder, the Company will pay the Placement Agent (i) a cash sales commission in an amount equal to 10% of the aggregate purchase price of the Units sold by Placement Agent (or any Selected Placement Agent) and (ii) a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units sold by Placement Agent (or any Selected Placement Agent). The aggregate commissions and expense allowance payable in connection with the sale of Units will be disbursed to Placement Agent, as provided herein and in Escrow Agreement; thereupon, Placement Agent shall pay to each of the other Selected Placement Agents, if any, in such amount (which shall not exceed commissions and expense allowance in the amounts of 10% and 3%, respectively, of the aggregate purchase price of the Units sold by such Agent), at such times and upon such terms and conditions as shall have been agreed upon between Placement Agent and such Selected Placement Agent, that portion of the aggregate commissions to which such Selected Placement Agent is entitled.

         4.03. Each subscriber for Units must (i) complete and execute a Subscription Agreement and (ii) tender payment in full for the Units subscribed for ("Subscription Payment"); checks representing Subscription Payments should be made payable to "Hibernia National Bank, Escrow Agent"; Placement Agent shall deliver Subscription Payments received by Placement Agent to the Escrow Agent, at 8989 Ellerbe, Shreveport 71106, by 12:00, noon, on the business day following such receipt by Placement Agent, together with a schedule setting forth the amount of each such Subscription Payment and the name, mailing address and state of residence of the subscriber. Concurrently with Placement Agent's delivery of each Subscription Payment to the Escrow Agent, Placement Agent shall forward to the Company executed originals of all related Subscription Documents, retaining copies of all such Subscription Documents for its records.

         4.04. Within five days following receipt by it of executed Subscription Documents, the Company shall determine to accept or reject each subscription and shall notify Placement Agent and the Escrow Agent orally (to be confirmed in writing). If the Company elects to reject a subscription, the related Subscription Payment shall, upon receipt by the Escrow Agent of oral notice (to be confirmed in writing) from the Company of such rejection, promptly be returned directly to the rejected subscriber by the Escrow Agent, without interest thereon or deduction therefrom.

         4.05. Subject to the terms hereof and of the Escrow Agreement, the first disbursement of subscription proceeds (including disbursement of amounts due to Placement Agent hereunder) shall take place not less than 5 days nor more than 15 days following the date upon which cleared funds representing payment in full for at least 100,000 Units have been received by the Escrow Agent under the terms of the Escrow Agreement; such initial disbursement is referred to herein as the "Initial Closing," and the date thereof is referred to as the "Initial Closing Date." Following the Initial Closing, subscription proceeds shall be disbursed from time to time as agreed among the Placement Agent, the Company and the Escrow Agent; each such further disbursement of subscription proceeds is referred to herein as an "Additional Closing," and the date thereof as an "Additional Closing Date." The Initial Closing and Additional Closings are sometimes referred to herein as a "Closing" or "Closings"; and the Initial Closing Date and Additional Closing Dates are sometimes referred to herein as a "Closing Date" or "Closing Dates."

         4.06. The Company agrees that the obligations of the Placement Agent under this Agreement: (i) shall not preclude the Placement Agent from contemporaneously participating in the offering or underwriting of securities of other issuers; (ii) shall not impose any obligation on the Placement Agent to require its registered representatives to make an effort to find purchasers for the Units other than to the extent the Placement Agent is motivated to do so by the compensation and other provisions of this Agreement, and (iv) shall not otherwise limit or prevent the Placement Agent from carrying on its customary business as a securities broker-dealer.



                                   SECTION 5.
                            Covenants of the Company

         The Company covenants and agrees that:

         5.01. The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and will advise Placement Agent promptly upon notification from the Commission of effectiveness. The Company will advise Placement Agent promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise Placement Agent promptly of any request of the Commission for amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus, or for additional information, and will not file or make any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or the Prospectus of which Placement Agent has not been furnished with a copy prior to such filing or to which it reasonably objects; and the Company will file promptly and will furnish to Placement Agent at or prior to the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to the Exchange Act subsequent to the date of the Prospectus, and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Common Stock. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time. The Company will file the Prospectus pursuant to Rule 424(b) under the Securities Act, if required, not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Commission.

         5.02. If at any time when a prospectus relating to the Units is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Securities Act or the Rules and Regulations, the Company will notify Placement Agent and request it to suspend (and to advise the other Selected Placement Agents, if any, to suspend) solicitation of offers to purchase Common Stock; and the Company will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

         5.03. The Company will not, prior to the final Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction other than in the ordinary course of business, except as disclosed prior thereto in the Prospectus.

         5.04. The Company shall promptly prepare and file with the Commission such reports as may be required to be filed under the Securities Act, the Rules and Regulations, the Exchange Act or the Blue Sky Laws.

         5.05. Not later than 3 months after the end of the period referred to below, the Company will make generally available to Placement Agent and to the Company's security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning with its first fiscal quarter occurring after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

         5.06. The Company shall comply in all respects with the undertakings given by it in connection with the qualification or registration of the Units under the Securities Act or the Blue Sky Laws.

         5.07. During such period as a prospectus is required by law to be delivered in connection with sales by any Selected Placement Agent, the Company will furnish to Placement Agent at its expense, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and all amendments and supplements to any such documents in such quantities as it may reasonably request, for the purposes contemplated by the Securities Act and the Rules and Regulations.

         5.08. The Company shall promptly apply for and take such steps as may reasonably be necessary, to obtain and maintain the quotation of its Units by the NASD OTC Bulletin Board.

         5.09. During the period of 2 years following the date of this Agreement, as soon as practicable after the end of each fiscal year, the Company will furnish to Placement Agent two copies, and to each of the other Selected Placement Agents one copy, of the Annual Report of the Company containing a balance sheet as of the close of such fiscal year and corresponding statements of income, members' equity and cash flows for the fiscal year then ended, such financial statements to be under the report of independent public accountants. During such period, the Company will also furnish to Placement Agent, if applicable, one copy of (i) each report filed by the Company with the Commission, or with any exchange or quotation source pursuant to the requirements of, or any agreement with, such exchange or quotation source, as soon as practicable after the filing thereof and (ii) each report of the Company mailed to its shareholders, as soon as available.

         5.10. The Company will apply the net proceeds from the sale of the Units to be sold by it hereunder for the purposes set forth in the Prospectus.

         5.11. The Company will not make any offer, sale, transfer, issuance or other disposition of any of its securities within 120 days following the final Closing Date, and will obtain the undertaking of each executive officer (as defined under the Securities Act), director and holder of 10% or more of the aggregate equity ownership of the Company immediately prior to such date not to make any such offer, sale or other disposition within such period, otherwise than hereunder or with Placement Agent's written consent or pursuant to bona fide gifts, provided, in the last case, that each donee agrees in writing with Placement Agent to be bound by the same restrictions on the offer, sale and disposition of securities as are expressed in this Section 5.11.

         5.12. The Company shall at all times reserve and keep available such number of authorized shares of Common Stock; and the Common Stock or Warrants underlying the Units will not have been issued in violation of or subject to any preemptive rights provided for by law or by the Company's corporate charter or bylaws or be subject to any lien, claim, encumbrance, security interest, preemptive rights or any other claim of any third party.

         5.13. Prior to the final Closing Date, the Company will not issue, directly or indirectly, without the Placement Agent's prior written consent, a press release or other communication or hold any press conference with respect to the Company, its activities or the Offering.

         5.14. The Company will, promptly upon Placement Agent's request, prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus, and take any other action, which, in the Placement Agent's opinion or the opinion of its counsel, may be reasonably necessary or advisable in connection with the distribution of the Units, and will use its best efforts to cause the same to become effective as promptly as practicable.

                                   SECTION 6.
                        Covenants of the Placement Agent

         The Placement Agent covenants that:

         6.01. It will use its best efforts to procure subscribers for Units and will conduct the Offering in compliance with the provisions of the Securities Act, the Rules and Regulations, the Exchange Act, applicable Blue Sky Laws and the rules and regulations of the NASD.

         6.02. As of each Closing Date (as herein defined), it will have not made any untrue statement of a material fact and not omitted to state a material fact required to be stated or necessary to make any statement made not misleading, to the extent any representations are made by Placement Agent concerning the Offering or matters set forth in the Prospectus other than those which are set forth in the Registration Statement or Prospectus.

         6.03. In the event it learns of any circumstances or facts which it believes would make the Offering inaccurate or misleading as to any material fact, it will immediately bring such circumstances or facts to the attention of the Company.

         6.04. The Placement Agent will solicit purchasers of Units only in the jurisdictions in which it has been advised by counsel for the Company that such solicitation can be made, and such solicitations shall be made subject to any conditions specified in writing by such counsel.


                                   SECTION 7.
                              State Qualifications

         The Company further represents and warrants to, and agrees with, Placement Agent as follows:

         7.01. The Company will take all necessary action to either qualify or register the Units for sale or exempt such securities from such qualification or registration in such state(s) as the Placement Agent and the Company shall agree upon in writing.

         7.02. The Company or its counsel will provide the Placement Agent or its counsel with copies, at the time they are filed, of all correspondence, applications, forms, and other documents filed with each jurisdiction where the Units is to be registered or qualified or offered in an exempt transaction.

         7.03. Upon receipt of notification by the Company of the qualification, registration, or exemption of the Units by an applicable jurisdiction, the Company or its counsel will promptly notify the Placement Agent or its counsel in writing of such action, which writing shall summarize the conditions and other requirements imposed by such jurisdiction in granting such qualification, registration or exemption, including offeree qualification or suitability and broker-dealer and agent registration requirements applicable to the conduct of the Offering (collectively, the "Blue Sky Letters"); Placement Agent shall not offer or sell the Units in any jurisdiction until receipt of such Blue Sky Letters from the Company or its counsel.

         7.04. In each jurisdiction where the Units has been registered or qualified or is offered or sold in an exempt transaction as provided above, the Company will make and file such statements, documents, materials, and reports as are or may be required to be made or filed.

         7.05. The Company will promptly provide to the Placement Agent for delivery to all offerees and purchasers of Units any additional information, documents or instruments which the Placement Agent, the Company and/or the Placement Agent's respective counsel deem necessary to comply with the rules, regulations, and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those jurisdictions where the Units is to be offered or sold.


                                   SECTION 8.
              Conditions of the Obligations of the Placement Agent

         The Placement Agent's obligations hereunder shall be subject to the condition that all of the representations and warranties of the Company herein as of the date hereof and as of each Closing Date are true and correct in all material respects and to the accuracy of the statements of the officers of the Company made pursuant hereto, to the performance by the Company of its obligations hereunder, and to the following conditions:

         8.01. The Registration Statement shall have become effective not later than 1 P.M., C.S.T., on the business day following the date hereof, unless otherwise effective prior hereto pursuant to Rule 430A of the Rules and Regulations or otherwise. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, if required, within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with this Agreement. Prior to each Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to the knowledge of the Company or Placement Agent, shall be contemplated by the Commission or any Blue Sky authority, and any request of the Commission or any Blue Sky authority of any jurisdiction for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to Placement Agent's reasonable satisfaction.

         8.02. The Units shall have been qualified or registered for sale under the Blue Sky Laws of such states as shall have been agreed upon between Placement Agent and the Company, pursuant to and as provided in Section 7 of this Agreement.

         8.03. The legality and sufficiency of the authorization, issuance and sale of the Units pursuant to the Registration Statement, the validity and form of the certificates representing the Common Stock, the execution and delivery of this Agreement, and all proceedings and other legal matters incident thereto, and the form of the Registration Statement (except financial statements, if any, and other financial data included in such Registration Statement) shall have been approved by the Placement Agent's counsel.

         8.04. The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact, or omits to state a fact which is material and is required to be stated therein or necessary to make the statements therein not misleading, unless, in the opinion of its counsel, any such untrue statement or omission is not material.

         8.05. Since the dates as of which information is given in the Registration Statement , the Company shall not have sustained any material loss or interference with its business from any labor dispute, fire, explosion, flood or other calamity (whether or not insured), or from any court or governmental action, order or decree.

         8.06. The Placement Agent shall not have disclosed in writing to the Company that the Offering or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Placement Agent, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

         8.07. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Placement Agent, whose approval shall not be unreasonably withheld.

         8.08. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, operations or financial condition or income of the Company.


                                   SECTION 9.
                                 Indemnification

         9.01. The Company agrees to indemnify and hold harmless the Placement Agent, each of its officers, directors, employees and agents, and each person, if any, who controls the Placement Agent within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or each such officer, director, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act, Blue Sky Laws or other federal or state laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in or incorporated in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such document, application or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; the Company agrees to reimburse Placement Agent and each such other indemnified person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that:

                  (a) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by Placement Agent specifically for use therein (but in no event shall the assistance in the drafting of all or any portion of the Registration Statement, any Preliminary Prospectus, the Prospectus, such amendment or supplement or such other document of the type referred to in the preceding paragraph by Placement Agent or its counsel constitute such information); or

                  (b) if such statement or omission was contained or made in a Preliminary Prospectus and corrected in the Prospectus and (i) any such loss, claim, damage or liability suffered or incurred by the Placement Agent (or any person who controls it) resulted from an action, claim or suit by any person who purchased Units from Placement Agent in the Offering, and (ii) the Placement Agent failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Units in any case where such delivery is required by the Securities Act unless such failure was due to failure by the Company to provide copies of the Prospectus to the Placement Agent as required by this Agreement.

         The indemnification obligations of the Company as provided above (i) extend upon the same terms and conditions to, and shall inure to the benefit of, each Selected Placement Agent and each of its respective officers, directors and each person, if any, who controls such Selected Placement Agent within the meaning of the Securities Act or the Exchange Act and (ii) are in addition to any liabilities the Company may otherwise have under other agreements, under common law or otherwise.

         9.02. The Placement Agent will indemnify and hold harmless the Company, each of the directors, officers, employees and agents of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act, Blue Sky Laws or other federal or state laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with Placement Agent's written consent, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with any written information furnished to the Company by the Placement Agent specifically for use therein (but in no event shall the assistance in the drafting of all or any portion of the Registration Statement, any Preliminary Prospectus, the Prospectus, such amendment or supplement or such other document of the type referred above by it or its counsel constitute such information). The Placement Agent agrees to reimburse the Company and each such other indemnified person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         The Placement Agent's indemnification obligations as provided above (i) extend upon the same terms and conditions to, and shall inure to the benefit of, the Company and each of its respective officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and (ii) are in addition to any liabilities which the Placement Agent may otherwise have under other agreements, under common law or otherwise.

         9.03. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve an indemnifying party from any liability which it or he may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or he and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and upon approval by the indemnified party of counsel to the indemnifying party, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal expenses subsequently incurred by such indemnified party as a result of or in connection with the defense of such action, unless:

                  (a) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, in the event that Placement Agent and one or more of its directors, officers or controlling persons are the indemnified parties);

                  (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or

                  (c) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

         9.04. In order to provide for just and equitable contribution under the Securities Act or the Exchange Act in any case in which (1) any person who would be entitled to indemnification pursuant to this Section 9 if enforceable according to its terms makes a claim for indemnification pursuant to this
Section 9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 10 provide for indemnification in such case, or (2) contribution under the Securities Act or the Exchange Act may otherwise be required, Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities incurred (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees) in either such case (after contribution from others) an amount equal to the product determined by multiplying the total amount of such losses, claims, damages or liabilities by a fraction, the numerator of which equals the fees paid to Placement Agent under Section 4, and the denominator of which is equal to the aggregate proceeds of the sale of Units in the Offering (before deduction of commissions or expenses), and the Company shall be responsible for the balance of such losses, claims, damages or liabilities; provided, that with respect to the rescission of the sale of any Units, Placement Agent's liability shall not exceed the compensation earned by Placement Agent under this Agreement with respect to the rescinded sale. If the foregoing allocation is not permitted by law, there shall be considered, in determining the amount of contribution to which the respective parties are entitled, the relative benefits received by each party from the sale of Units (taking into account the portion of the proceeds of the Offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and Placement Agent agree that it would not be equitable if the amount of such contribution were determined by pro rata or pro capita allocation. Neither Placement Agent nor any person controlling it shall be obligated to make contribution hereunder which in the aggregate exceeds the total purchase price of Units sold to subscribers procured by Placement Agent, less the aggregate amount of any damages which it and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Securities Act other than those identified in this Section 9 as being entitled to indemnification. Any of the officers, directors or controlling persons of a Selected Placement Agent (including Placement Agent) and any officers, directors or controlling persons of the Company shall be entitled to contribution to the same extent as Placement Agent or the Company.

                                   SECTION 10.
                                 Effective Date

         This Agreement shall become effective upon execution by both parties hereto.


                                   SECTION 11.
                                   Termination

         Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         11.01. This Agreement may be terminated by the Company by notice to the Placement Agent or by the Placement Agent by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Placement Agent (except for the fees or expenses to be paid or reimbursed by the Company pursuant to Section 9 hereof or paid by the Company pursuant to Section 11 hereof).

         11.02. This Agreement may also be terminated by the Placement Agent prior to the final Closing Date if, in its judgment and discretion, the offer, offer for sale, sale and delivery of the Units is rendered impracticable or inadvisable because:

                  (a) additional material governmental restrictions or limitations, not in force on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange or over-the-counter, or trading in securities generally shall have been suspended or limited on either such exchange or over-the-counter or a general banking moratorium shall have been established by federal or New York authorities;

                  (b) a war or other national calamity shall have occurred;

                  (c) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect;

                  (d) the condition of the market (either generally or with reference to the sale of the Units to be offered hereby) or the condition of any matter affecting the Company or any other circumstance is such that it would be undesirable, impracticable or inadvisable in the judgment of the Placement Agent to proceed with this Agreement or with the Offering.

         Any termination pursuant to this Section 11.02. shall be without liability on the part of any Selected Placement Agent (including Placement Agent) to the Company, or on the part of the Company to any Selected Placement Agent (including Placement Agent), except for expenses or fees to be paid or reimbursed by the Company pursuant to Section 4 hereof and except as to indemnification as provided in Section 9 hereof. In the event the Offering is terminated, the Selected Placement Agent (including Placement Agent) shall be reimbursed for its actual accountable out-of-pocket expenses.


                                   SECTION 12.
                                     Notice

         Except as otherwise expressly provided in this Agreement:

         12.01 Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

                           Mac Filmworks, Inc
                           9464 Mansfield Rd., Suite A-1
                           Shreveport, Louisiana 71180
                           Attention: Jim McCullough, Sr.

                           with a copy as follows:

                           Thomas C. Pritchard
                           Brewer & Pritchard, P.C.
                           Three Riverway, Suite 1800
                           Houston, Texas 77056

         12.02 Whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be given in writing addressed to the Placement Agent at the address set out at the beginning of this Agreement, and a copy to the Placement Agents attorney addressed as follows:


                                   SECTION 13.
                                  Miscellaneous

         13.01 Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, and the respective successors and assigns of each.

         No purchaser of Units from Placement Agent shall be construed as a successor or assign by reason merely of such purchase. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors and counsel referred to in this Agreement, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained.

         13.02. Representations and Indemnities to Survive Delivery. All representations, warranties, covenants and agreements of the Company and the Placement Agent contained herein or in certificates of officers delivered pursuant hereto, and the indemnity agreement contained in Section 9 hereof, shall survive the delivery and execution of this Agreement and the final Closing Date and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Placement Agent or any person controlling Placement Agent, any Selected Placement Agent or any controlling person thereof, the Company or any of its officers, directors, or controlling persons. The indemnification provisions of Section 9 hereof are in addition to any and all remedies or rights which either of the parties hereto may have, including the right to sue and recover damages for any breach of any representation, warranty or covenant made or given by either of the parties hereto to any other party.

         13.03. Integration. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and supersedes all prior agreements and understandings among the parties both written and oral.

         13.04. Partial Unenforceability. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

         13.05. Applicable Law; Venue. The Agreement is governed by and construed under the laws of the State of Texas, and any action brought by either party against the other party to enforce or interpret this Agreement shall be brought in an appropriate court of such State. In the event of any such action, the prevailing party shall recover all costs and expenses thereof, including reasonable attorney's fees from the losing party. Venue for all disputes under this Agreement shall be in Harris County, Texas.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return the enclosed duplicate hereof, whereupon it will become a binding agreement between us in accordance with its terms.

                                               Very truly yours,

                                               Mac Filmworks, Inc.




                                                Jim McCullough, Sr., President


ACCEPTED AND AGREED TO AS OF THE
DAY AND YEAR FIRST ABOVE WRITTEN.





By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
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Dated: __________, 2004